                                                                       EXHIBIT 4

                                                                  Execution Copy
                    INTERNATIONAL FAMILY ENTERTAINMENT,INC.
                               2877 Guardian Lane
                         Virginia Beach, Virginia 23452

           AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

                                                            As of March 31, 1997

BANKBOSTON, N.A., f/k/a "THE FIRST NATIONAL BANK OF BOSTON",
    as Agent for the Lenders
100 Federal Street
Boston, MA 02110
                  Attention:   Timothy R. Tobin
                               Assistant Vice President

Ladies and Gentlemen:

      The undersigned International Family Entertainment, Inc., a Delaware corporation (the "Company"), hereby agrees with you, as agent for yourself and each of the Lenders referred to below, as follows:

1. REFERENCE TO CREDIT AGREEMENT; DEFINITIONS. Reference is made to the Amended and Restated Credit Agreement dated as of December 26, 1995, as amended and as presently in effect (the "Credit Agreement"), among the Company, you and certain other lenders (together with you, the "Lenders"), for which you are acting as Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

2.    AMENDMENT OF CREDIT AGREEMENT.

      2.1. Amendment of Definition of Liquid Investment The definition of "Liquid Investment" contained in Exhibit 1 to the Credit Agreement is amended to read in its entirety as follows:

              "1.84. "Liquid Investment" means (i) Cash Equivalents, (ii) any readily marketable security listed on the New York Stock Exchange or the American Stock Exchange or qualified for trading in the NASDAQ National Market System, and (iii) up to 5,792,008 shares of common stock of Flextech plc beneficially owned by United States Family Entertainment, Inc."

3. CONSENT OF LENDERS. You hereby represent that you have obtained the consent of the holders of the requisite amount of the Percentage Interests to your execution of this Agreement as Agent.

4. MISCELLANEOUS. This Agreement, the Credit Agreement as amended hereby and the other Credit Documents set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings of this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. The Credit Agreement as amended hereby is confirmed as being in full force and effect. This Agreement may be executed in any number of counterparts which together shall constitute one instrument, shall be a Credit Document, shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including as such successors and assigns all holders of any Credit Obligation.

                If the foregoing corresponds with your understanding of our agreement, kindly sign this letter and the accompanying copies thereof in the appropriate space below and return the same to the undersigned. This letter shall become a binding agreement between you and the Company when you and the Company shall each have received one or more copies hereof executed by you and the Company.

                                            Very truly yours,

                                            INTERNATIONAL FAMILY
                                              ENTERTAINMENT, INC.

                                            By /s/ DAVID R. HUMPHREY
                                               -----------------------------
                                               Title: Senior Vice President

The foregoing Agreement is hereby accepted:

BANKBOSTON, N,A., f/k/a "THE FIRST NATIONAL BANK OF BOSTON", for itself and as Agent

By /s/ ROBERT F. MILORDI
  ------------------------------
  Title: Managing Director

                                      -2-